Exhibit 10.3

Execution Version

FIRST AMENDED AND RESTATED SECONDMENT AND LOGISTICS SERVICES AGREEMENT

THIS FIRST AMENDED AND RESTATED SECONDMENT AND LOGISTICS SERVICES AGREEMENT (this “Agreement”), dated as of October 30, 2017, is made and entered into by and among the following entities, each of whom shall be referred to herein as a “Party” and collectively as the “Parties.”

Andeavor Group:

Andeavor, a Delaware corporation (“AND”), Tesoro Companies, Inc., a Delaware corporation (“TCI”), Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), Tesoro Alaska Company LLC, a Delaware limited liability company (“TAC”), Kenai Pipeline Company (“KPL”), a Delaware corporation, Carson Cogeneration Company, a Delaware corporation (CCC), Tesoro Great Plains Holdings Company LLC, a Delaware limited liability company (“TGPH”), Tesoro Great Plains Midstream LLC (“TGPM”), a Delaware limited liability company, Tesoro Great Plains Gathering & Marketing LLC, a Delaware limited liability company (“TGPGM”), BakkenLink Pipeline LLC, a Delaware limited liability company (“BLP”), ND Land Holdings LLC, a Delaware limited liability company (“NDLH”), and Dakota Prairie Refining Company, a Delaware limited liability company (“DPR”);

Western Refining Inc., a Delaware corporation (“WRI”), Western Refining GP, LLC, a Delaware limited liability company (“WRGP”), Western Refining Southwest, Inc. an Arizona corporation (“WRSW”), Western Refining Company, L.P., a Delaware limited partnership (“WRLP”), NT InterHold Co. LLC, a Delaware limited liability company (“NTI”), Northern Tier Energy GP LLC, a Delaware limited liability company (“NTEGP”), Northern Tier Energy LP, a Delaware limited partnership (“NTELP”), Northern Tier Energy LLC, a Delaware limited partnership (“NTE”), St. Paul Park Refining Co. LLC, a Delaware limited liability company (“SPPR”), Northern Tier Oil Transport LLC (“NTOT”), a Delaware limited liability company, Western Refining Conan Gathering Holdings, LLC, a Delaware limited liability company; (“WRCGH”), Western Refining Conan Gathering, LLC, a Delaware limited liability company (“WRCG”), Western Refining Delaware Basin Storage, LLC, a Delaware limited liability company (“WRDBS”) and,

(together with TCI, TRMC, TAC, KPL, CCC, TGPH, TGPM, BLP and NDLH, WRI, WRGP, WRSW, WRLP, NTI, NTEGP, NTELP, NTE, SPPR, NTOT, WRCGH, WRCG and WRDBS the “Andeavor Group”),

Logistics Group:

Andeavor Logistics LP (ANDX), a Delaware limited partnership, Tesoro Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), Tesoro Logistics Operations LLC, a Delaware limited liability company (“TLO”), Tesoro Logistics Pipelines LLC, a Delaware limited liability company (“TLP”), Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company (“THPPC”), Tesoro Logistics Northwest Pipeline LLC, a Delaware limited liability company (“TLNP”), Tesoro Alaska Pipeline Company LLC, a Delaware limited liability company, (“TAPL”) Tesoro SoCal Pipeline Company LLC, a Delaware limited liability company (“TSC”), Tesoro Alaska Terminals LLC, a Delaware limited liability company (“TAT”), Andeavor Field Services, LLC, a Delaware limited liability company (“AFS”), Andeavor Midstream Partners GP, LLC, a Delaware limited liability company (“Andeavor GP”), Andeavor Midstream Partners Operating, LLC, a Delaware limited liability company (“Andeavor OpCo”), Andeavor Gathering I, LLC, a Delaware limited liability company (“AGI”), Rendezvous Pipeline Company, LLC, a Colorado limited liability company (“Rendezvous”), Green River Processing, LLC, a Delaware limited liability company (“GRP”), and

Western Refining Logistics, LP, a Delaware limited partnership (“WRL”), Western Refining Logistics GP, LLC (“WNRLGP”), a Delaware limited liability company, WNRL Energy GP, LLC, a Delaware limited liability company (“WNRLEGP”), Western Refining Pipeline, LLC, a New Mexico limited liability company (“WRP”), Western Refining Wholesale, LLC, a Delaware limited liability company (“WRW”), Western Refining Terminals, LLC, a Delaware limited liability company (“WRT”), Western Refining Product Transport, LLC, a Delaware limited liability company (“WRPT”), and

(together with APC, ANDX, the General Partner, TLO, TLP, THPPC, TLNP, TAPL, SoCal Pipeline, TAT, Andeavor FS, Andeavor GP, Andeavor OpCo, Andeavor Gathering, Rendezvous, GRP, TRG, UFS, WRL, WNRLGP, WNRLEGP, WRP, WRW, WRT and WRPT the “Logistics Group”).

RECITALS:

WHEREAS, on July 1, 2014, certain of the Parties entered into that certain Secondment And Logistics Services Agreement (the “Original Secondment Agreement”) pursuant to which members of the Andeavor Group agreed to second certain of their personnel to the Logistics Group and members of the Logistics Group agreed to second certain of their personnel to the Andeavor Group, and the Andeavor Group agreed to provide to the Logistics Group certain materials, equipment, facilities, supplies and services necessary to operate, manage, maintain and report the operating results of the Logistics Group’s assets, including gathering pipelines, transportation pipelines, storage tanks, trucks, truck racks, terminal facilities, offices and related equipment, real estate and other assets or portions thereof of the Logistics Group, and the Logistics Group agreed to provide to the Andeavor Group certain materials, equipment, facilities, supplies and services necessary to operate, manage, maintain and report the operating results of the Andeavor Group’s refining and marketing and other commercial assets;

WHEREAS, subsequent to July, 1 2014, both the Andeavor Group and the Logistics Group have been expanded to include additional Parties, and the Original Secondment Agreement was amended by Amendment Number 1 dated as of December 2, 2014, by Amendment Number 2 dated as of March 31, 2016, and by Amendment Number 3 dated as of November 21, 2016;

WHEREAS, the Parties desire to supersede the Original Secondment Agreement, as previously amended, as of the date hereof and to enter into this Agreement to add additional Parties named above, among other things;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

As used in this Agreement, the following capitalized terms have the meanings set forth below:

“AFE” shall mean an approval for expenditure.

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person or (b) any Person owning or controlling fifty percent (50%) or more of the voting interests of such Person. For purposes of this definition, the term “controls,” “is controlled by” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Allocation Percentage” has the meaning set forth in Section 3(d).

“Andeavor Assets” means the assets owned by, leased by or necessary for the operation of the business, properties or assets of any entity in the Andeavor Group.

“Andeavor Group” has the meaning set forth in the Preamble.

“Andeavor Group Indemnified Parties” has the meaning set forth in Section 11(b).

“Andeavor Seconded Employees” has the meaning set forth in Section 2(a)(i).

“Andeavor Services” means the Operational Services, Specialized Services and Other Services with respect to the Andeavor Assets either as set forth on the Service Schedules or as agreed upon by the applicable Parties pursuant to a Service Order.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, determination, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, requirement, or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect.

“Assets” means the Logistics Assets and the Andeavor Assets.

“Benefit Plans” means each employee benefit plan, as defined in Section 3(3) of ERISA, and any other material plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any Seconded Employee (or to any dependent or beneficiary thereof), including, without limitation, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, restricted stock or other equity-based compensation plans, policies, programs, practices or arrangements, and any bonus or incentive compensation plan, deferred compensation, profit sharing, holiday, cafeteria, medical, disability or other employee benefit plan, program, policy, agreement or arrangement sponsored, maintained, or contributed to by the Andeavor Group or the General Partner, as the case may be, or any of their ERISA Affiliates, or under which either the Andeavor Group or the General Partner, or any ERISA Affiliate may have any obligation or liability, whether actual or contingent, in respect of or for the benefit of any Seconded Employee (but excluding workers’ compensation benefits (whether through insured or self-insured arrangements) and directors and officers liability insurance).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.

“Claim” means any existing or threatened future claim, including third-party claims, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.

“Confidential Information” means all confidential, proprietary or non-public information of a Party, whether set forth in writing, orally or in any other manner, including all non-public information and material of such Party (and of companies with which such Party has entered into confidentiality agreements) that another Party obtains knowledge of or access to, including non-public information regarding products, processes, business strategies and plans, customer lists, research and development programs, computer programs, hardware configuration information, technical drawings, algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or not), trade secrets, schematics and other technical, business, marketing and product development plans, revenues, expenses, earnings projections, forecasts, strategies, and other non-public business, technological, and financial information.

“Contractor” shall have the meaning set forth in Section 4(b).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that would be treated as a single employer with such other entity under Sections 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder or Section 4001(b)(1) of ERISA.

“Extension Period” has the meaning set forth in Section 6.

“Facilities” means the facilities related to each of the entities in the Logistics Group.

“Force Majeure” means circumstances not reasonably within the control of the Service Provider and which, by the exercise of due diligence, the Service Provider is unable to prevent or overcome that prevent performance of the Service Provider’s obligations, including: acts of God, strikes, work stoppages, lockouts or other industrial disturbances, wars, riots, fires, floods, storms, orders of courts or Governmental Authorities, explosions, terrorist acts, breakage, accident to machinery, storage tanks or lines of pipe and inability to obtain or unavoidable delays in obtaining material or equipment and similar events.

“Force Majeure Notice” has the meaning set forth in Section 12(a).

“Fourth Amended and Restated Omnibus Agreement” means that certain Fourth Amended and Restated Omnibus Agreement, entered into concurrently herewith, among Andeavor, TRMC, TCI, TAC, the General Partner and the Partnership, as such agreement may be amended, supplemented or restated from time to time.

“General Partner” means Tesoro Logistics GP, LLC, and its successors and assigns, who is the general partner of the Partnership.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“Group” shall mean either the Andeavor Group or the Logistics Group.

“Initial Term” shall have the meaning set forth in Section 6.

“Licensed Premises” shall have the meaning set forth in Section 4(c).

“Licensee Group” shall have the meaning set forth in Section 4(c).

“Licensor Group” shall have the meaning set forth in Section 4(c).

“Logistics Assets” means the assets owned by, leased by or necessary for the operation of the business, properties or assets of any entity in the Logistics Group, and any future expansions thereof.

“Logistics Group” has the meaning set forth in the Preamble.

“Logistics Group Indemnified Parties” has the meaning set forth in Section 11(a).

“Logistics Services” means the Operational Services, Specialized Services and Other Services with respect to the Logistics Assets either as set forth on the Service Schedules or as agreed upon by the applicable Parties pursuant to a Service Order.

“Loss” and “Losses” shall have the meaning set forth in Section 11(a).

“Operational Services” means labor and other services performed for the purpose of providing operational and maintenance services related to the applicable Assets.

“Original Secondment Agreement” has the meaning set forth in the Recitals.

“Other Services” means services that are provided to directly support the applicable Assets that may be agreed upon between the Parties from time to time pursuant to a Service Order, in addition to Operational Services and Specialized Services.

“Partnership” means Andeavor Logistics LP, a Delaware limited partnership.

“Partnership Change of Control” means Andeavor ceases to Control the General Partner.

“Partnership Seconded Employees” has the meaning set forth in Section 2(a)(ii).

“Periods of Secondment” has the meaning set forth in Section 2(d).

“Person” means any individual, partnership, limited partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or Governmental Authority or any department or agency thereof.

“Receiving Party Personnel” has the meaning set forth in Section 15(d).

“Seconded Employees” means the Andeavor Seconded Employees and the Partnership Seconded Employees.

“Seconded Employee Expenses” has the meaning set forth in Section 3(b).

“Seconded Services” shall mean the Logistics Services and/or the Andeavor Services, as applicable, performed by the applicable Seconded Employees.

“Secondment” means each assignment of any Seconded Employees to a Secondment Recipient in accordance with the terms of this Agreement.

“Secondment Provider” has the meaning set forth in Section 3(a).

“Secondment Recipient” has the meaning set forth in Section 3(a).

“Service Orders” shall mean documents to be executed by the Parties with respect to the terms and conditions of professional and Logistics Services or Andeavor Services that may be agreed upon from time to time.

“Services Reimbursement” has the meaning set forth in Section 3(a).

“Service Schedules” has the meaning set forth in Section 2(b)(i).

“Specialized Services” means services requiring professional or other highly skilled and trained employees, which are provided to directly support the applicable Assets and repairs, replacements, improvements and expansions thereto, including engineering, procurement, environmental, safety and similar services.

“Term” shall have the meaning set forth in Section 6.

“Terminated Service” has the meaning set forth in Section 9(a).

“Work” “ has the meaning set forth in Section 4(a).

2. SECONDED EMPLOYEES

(a) Employees.

(i) Subject to the terms of this Agreement, the Andeavor Group agrees to second the Andeavor Seconded Employees to the General Partner, and the General Partner agrees to accept the Secondment of the Andeavor Seconded Employees for the purpose of performing the Logistics Services. When used herein, the term “Andeavor Seconded Employees” means those employees of any member of the Andeavor Group who are engaged in providing the Logistics Services to the General Partner from time to time. The Andeavor Seconded Employees will remain at all times the employees of their respective employer in the Andeavor Group, but shall work under the direction, supervision and control of the General Partner when they are serving as Andeavor Seconded Employees.

(ii) Subject to the terms of this Agreement, the Logistics Group agrees to second the Partnership Seconded Employees to the Andeavor Group, and the Andeavor Group agrees to accept the Secondment of the Partnership Seconded Employees for the purpose of performing the Andeavor Services. When used herein, the term “Partnership Seconded Employees” means those employees of the General Partner or other member of the Logistics Group who are engaged in providing the Andeavor Services to the Andeavor Group from time to time. The Partnership Seconded Employees will remain at all times the employees of the of their respective employer in the Logistics Group, but shall work under the direction, supervision and control of the Andeavor Group when they are serving as Partnership Seconded Employees.

(b) Services.

(i) The Andeavor Seconded Employees shall provide to the Logistics Group the Operational Services more particularly described in Schedule A attached to this Agreement for each respective Facility (the “Service Schedules”), which Operational Services, the Parties agree, shall be performed under the direction and control of the General Partner. In addition, the Parties acknowledge and agree that some Operational Services listed on the Service Schedules may be expanded, discontinued or modified in scope. These items will be negotiated in good faith by the Parties and the Service Schedules will be revised in writing by the Parties as required. Further, Andeavor Seconded Employees will provide assistance to the Logistics Group from time to time with respect to Specialized Services and Other Services. The terms applicable to Logistics Services will be negotiated in good faith by the applicable Parties and will be reflected in individual Service Orders executed by the applicable Parties identifying the specific Logistics Services to be provided, the timing of those Logistics Services, the method of compensation for those Logistics Services and other terms that may be applicable to those Logistics Services, in addition to the provisions of this Agreement and the other agreements among the Parties.

(ii) The Partnership Seconded Employees shall provide to the Andeavor Group the Andeavor Services more particularly described in the Service Schedules for each respective Facility, which Andeavor Services, the Parties agree, shall be performed under the direction and control of the Andeavor Group. The Parties may from time to time, by mutual agreement, agree on various Andeavor Services to be provided by the Partnership Seconded Employees. The Andeavor Services shall be exclusive of the primary services being provided by TLO to the Andeavor Group under the commercial agreements executed by the applicable Parties and the administrative services being provided under the Third Amended and Restated Omnibus Agreement. Specific terms applicable to Andeavor Services will be negotiated in good faith by the applicable Parties and will be reflected in individual Service Orders executed by the applicable Parties identifying the specific Andeavor Services to be provided, the timing of those Andeavor Services, the method of compensation for those Andeavor Services and other terms that may be applicable to those Andeavor Services, in addition to the provisions of this Agreement and the other agreements among the Parties.

(c) Authority; Former Seconded Employees. Andeavor Seconded Employees shall have no authority or apparent authority to act on behalf of the Andeavor Group while performing Logistics Services under Secondment to the General Partner, and Partnership Seconded Employees shall have no authority or apparent authority to act on behalf of the General Partner while performing Andeavor Services under the Secondment to the Andeavor Group. Those rights and obligations of the Parties under this Agreement that relate to individuals while performing as Seconded Employees will survive after such individuals are no longer serving as Seconded Employees, to the extent necessary to enforce such rights and obligations.

(d) Periods of Secondment. The Seconded Employees will be seconded hereunder from time to time to the General Partner or the Andeavor Group, respectively, starting on the date hereof and continuing, during the periods (and only during the periods) that the Seconded Employees are performing Seconded Services for the General Partner or the Andeavor Group (as applicable), until the earliest of:

(i) the end of the term of this Agreement;

(ii) such end date for any Seconded Services as may be mutually agreed by the applicable Parties;

(iii) a withdrawal, departure, resignation or termination of such Seconded Employees performing Seconded Services hereunder; and

(iv) a termination of Secondment of such Seconded Employees under Section 2(f).

The Parties acknowledge that the Seconded Employees will also provide services to their primary employer, and the Parties intend that such Seconded Employees shall only be seconded to the General Partner or the Andeavor Group, as the case may be, during those specific times when the Seconded Employees are performing Seconded Services hereunder for the Secondment Recipient, and that services performed for such Seconded Employees’ primary employer shall not be Seconded Services covered by this Agreement. The specific periods of time that any Seconded Employee is seconded by his or her employer to the General Partner or the Andeavor Group and is providing Logistics Services or Andeavor Services, as the case may be, is referred to herein as the “Periods of Secondment.”

(e) Change of Seconded Employees. If any Seconded Employee tenders his or her resignation to his or her employer, or if the employment of any Seconded Employee is terminated by his or her employer, the employer will promptly replace such Seconded Employee with another Seconded Employee of equivalent skill and training as required to perform the Seconded Services. Unless otherwise specifically agreed in writing by the Parties, the Parties acknowledge and agree that multiple employees may be tasked to provide Seconded Services during any Periods of Secondment, and that the individual employees who provide such Seconded Services may change or rotate their assignments, and that the employees actually providing such Seconded Services shall be Seconded Employees during the period of time that they are actually providing such Seconded Services for the Secondment Recipient. Unless otherwise specifically agreed in writing by the Parties, the Secondment Provider shall have the right to designate which of its employees shall provide Seconded Services to the Secondment Recipient during any Periods of Secondment. The identification of Seconded Employees who may provide Specialized Services or Other Services shall be addressed in individual Service Orders covering such Seconded Services.

(f) Termination of Secondment. Subject to any restrictions contained in any collective bargaining agreement to which any member of the Andeavor Group is a party, the General Partner will have the right to terminate the Secondment of any Andeavor Seconded Employee for any reason at any time. The Andeavor Group will have the right to terminate the Secondment of any Partnership Seconded Employee for any reason at any time. Upon the termination of any Seconded Employee’s Periods of Secondment, the primary employer of such Seconded Employee will be solely liable for any costs or expenses associated with the termination of the Secondment, except as otherwise specifically set forth in this Agreement.

(g) Supervision of Andeavor Seconded Employees.

During each of the Periods of Secondment for Andeavor Seconded Employees, the General Partner shall:

(i) be ultimately and fully responsible for the work assignments of the Andeavor Seconded Employees during those times that the Andeavor Seconded Employees are performing Logistics Services for the Logistics Group hereunder, including supervision of normal work activities and performance consistent with the job functions associated with the Logistics Services;

(ii) set the hours of work and schedules in collaboration with the Andeavor Group; and

(iii) have the right to determine training that should be received by the Andeavor Seconded Employees in order for them to properly perform their duties as Seconded Employees performing Logistics Services.

In the course and scope of performing any Andeavor Seconded Employee’s job functions, the Andeavor Seconded Employees will report into the General Partner’s management structure, and will be under the management and control of the General Partner during the Periods of Secondment in which such Seconded Employees are providing Logistics Services.

(h) Supervision of Partnership Seconded Employees.

During each of the Periods of Secondment for Partnership Seconded Employees, the applicable Andeavor Group entity shall:

(i) be ultimately and fully responsible for the work assignments of the Partnership Seconded Employees during those times that the Partnership Seconded Employees are performing services for a member of the Andeavor Group hereunder, including supervision of their normal work activities and performance consistent with the job functions associated with the Andeavor Services;

(ii) set the hours of work and schedules in collaboration with the General Partner; and

(iii) have the right to determine training that should be received by the Partnership Seconded Employees in order for them to properly perform their duties as Seconded Employees performing Andeavor Services.

In the course and scope of performing any Partnership Seconded Employee’s job functions, the Partnership Seconded Employees will report into such entity’s management structure, and will be under the management and control of the applicable Andeavor Group entity during the Periods of Secondment in which such Seconded Employees are providing Andeavor Services.

(i) Seconded Employees Qualifications; Approval. The Andeavor Group and the General Partner will each provide such suitably qualified and experienced Seconded Employees as they are reasonably able to make available to the General Partner and the Andeavor Group, respectively. To the extent that the Seconded Employees are required to undergo any training or certification to perform Seconded Services, the Secondment Provider shall be responsible for ensuring that such Seconded Employees have obtained such training and certifications, unless otherwise specified in a Service Order. The General Partner will have the right to approve such Andeavor Seconded Employees and the applicable entity in the Andeavor Group will have the right to approve such Partnership Seconded Employees.

(j) Workers Compensation. At all times, the Seconded Employee’s employer will maintain workers’ compensation or similar insurance (either through an insurance company or self-insured arrangement) applicable to the Seconded Employees, as required by applicable state and federal workers’ compensation and similar laws, and will name the General Partner or the applicable Andeavor Group entity, as the case may be, as an additional named insured under each such insurance policy

(k) Benefit Plans.

(i) The Parties acknowledge that non-union represented employees of the Andeavor Group and employees of the Logistics Group are currently covered by a single Benefit Plan, and this Agreement and the Secondment is not intended to modify any existing matters related to such Benefit Plan or the application to individual employees. To the extent that the Andeavor Group and the Logistics Group should have separate Benefit Plans for any employees, then the Secondment of the Andeavor Seconded Employees shall not cause the General Partner or any member of the Logistics Group to be deemed to be a participating employer in any Benefit Plan of any member of the Andeavor Group during the Periods of Secondment. Subject to the General Partner’s reimbursement obligations hereunder, the Andeavor Group shall remain responsible for all obligations and liabilities arising under the express terms of the Benefit Plans of any member of the Andeavor Group as the employer of the Andeavor Seconded Employees, and the Andeavor Seconded Employees will be covered under the Benefit Plans of any member of the Andeavor Group subject to and in accordance with their respective terms and conditions, as they may be amended from time to time. The Andeavor Group and their ERISA Affiliates may amend or terminate any Benefit Plan of any member of the Andeavor Group in whole or in part at any time (subject to the applicable provisions of any collective bargaining agreement covering Andeavor Seconded Employees, if any). To the extent that the Andeavor Group and the Logistics Group should have separate Benefit Plans for any employees, then the Secondment of the Andeavor Seconded Employees shall not cause the General Partner or any member of the Logistics Group to assume any Benefit Plan of any member of the Andeavor Group or to have any obligations, liabilities or rights arising under the express terms of the Benefit Plans of any member of the Andeavor Group, in each case except for cost reimbursement pursuant to this Agreement.

(ii) The Secondment of the Partnership Seconded Employees, shall not cause the Andeavor Group entities to be deemed to be a participating employer in any Benefit Plan of the General Partner during the Periods of Secondment. Subject to the Andeavor Group’s reimbursement obligations hereunder, the General Partner shall remain responsible for all obligations and liabilities arising under the express terms of the Benefit Plans of the General Partner as the employer of the Andeavor Seconded Employees, and the Partnership Seconded Employees will be covered under their Benefit Plans subject to and in accordance with their respective terms and conditions, as they may be amended from time to time. The General Partner and its ERISA Affiliates may amend or terminate any Benefit Plan of the General Partner in whole or in part at any time. The Secondment of the Andeavor Seconded Employees shall not cause the Andeavor Group to assume any Benefit Plan of the General Partner or to have any obligations, liabilities or rights arising under the express terms of the Benefit Plans of the General Partner, in each case except for cost reimbursement pursuant to this Agreement.

(l) Represented Employees. The Parties acknowledge that certain employees of the Andeavor Group who may provide Logistics Services and certain employees of the General Partner who may provide Seconded Services hereunder are represented under one of more collective bargaining agreements with members of the Andeavor Group. This Agreement and the Secondment hereunder is not intended to interfere with or modify those collective bargaining agreements or the rights of the union represented employees or other parties thereto. To the extent that Seconded Services are provided hereunder by union represented employees, the Parties acknowledge that the terms of the collective employment agreements shall apply to such Seconded Services to the same extent that they would apply if such services were not being performed as Seconded Services, and that for purposes of any matters arising under the collective bargaining agreements with union represented employees, the members of the Andeavor Group who are parties to such collective bargaining agreements shall have the right to represent the interests of the Parties hereto.

3. SERVICES REIMBURSEMENT

(a) Operational Expenses. The Party providing the Logistics Services or the Andeavor Services (the “Secondment Provider”), as the case may be, shall invoice the recipient of Logistics Services or Andeavor Services performed by the Seconded Employees (the “Secondment Recipient”) on or before the tenth (10th) Business Day after the end of each month during the Period of Secondment. The itemized invoice (in a form mutually agreed upon by the Parties) shall list the flat monthly fees for Operational Services, as provided under Section 3(e) and detail all other reimbursable Seconded Services, as provided under Section 3(b) that are incurred by the Secondment Recipient with respect to the Seconded Employees in connection with the performance of the applicable Seconded Services during the preceding month (the “Services Reimbursement”). The Secondment Recipient shall, within ten (10) calendar days of receipt, pay such invoice, except for any amounts therein being disputed in good faith by the Secondment Provider. Any amounts that the Secondment Provider has disputed in good faith and that are later determined by any court or other competent authority having jurisdiction, or by agreement of the Parties, to be owing from the Secondment Provider to the Secondment Recipient shall be paid in full within ten (10) days of such determination.

(b) Services Reimbursement. Subject to Sections 3(c) and 3(d), the Services Reimbursement shall include reimbursement for costs and expenses incurred by the Secondment Provider for the Seconded Employees, including the following (collectively, the “Seconded Employee Expenses”):

(i)	salary and wages (including payroll and withholding taxes associated therewith);

(ii)	cash bonuses;

(iii)	costs of matching and other employer 401(k) contributions;

(iv)	costs of pension benefit accruals;

(v)	any cash expense associated with any deferred compensation plan;

(vi)	vacation, sick leave, personal leave, maternity leave and any other federal or state mandated leave;

(vii)	healthcare coverage, including medical, dental, vision and prescription drug coverage;

(viii)	flexible benefits plan, including medical care and dependent care expense reimbursement programs;

(ix)	short-term disability benefits and long-term disability insurance premiums;

(x)	workers’ compensation insurance;

(xi)	premiums for life insurance, accidental death and dismemberment insurance and any other insurance provided to the Seconded Employees;

(xii)	the vesting of any long-term incentive awards, whether granted before or during the Period of Secondment;

(xiii)	business travel expenses and other business expenses reimbursed in the normal course by the Secondment Provider, such as subscriptions to business-related periodicals and dues to professional business organizations;

(xiv)	any other employee benefit or compensation arrangement customarily provided to all employees by the Secondment Provider for which the Secondment Provider incurs costs with respect to Seconded Employees; and

(xv)	any sales taxes imposed upon the provision of any taxable services provided under this Agreement; provided, however, that, the General Partner and the Andeavor Group contemplate that the services provided pursuant to this Agreement are not taxable services for sales and use tax purposes.

(c) Adjustments Based on Periods of Secondment. It is understood and agreed that the Secondment Recipient shall be liable for Seconded Employee Expenses to the extent, and only to the extent, they are attributable to the Seconded Services performed by such Seconded Employee.

(d) Adjustments. The Seconded Employee’s employer will determine in good faith the percentage of each Seconded Employee’s time spent providing services to a Secondment Recipient (the “Allocation Percentage”). The amount of the Services Reimbursement payable with respect to each Seconded Employee shall be determined by multiplying the Seconded Employee Expenses for such Seconded Employee times the Allocation Percentage for such Seconded Employee; provided, however, that certain Second Employee Expenses shall not be allocated based on the Allocation Percentage but rather shall be allocated as follows:

(i) travel expenses and other specific identifiable expenses incurred with respect to and/or reimbursable to a Seconded Employee shall be paid by the Andeavor Group or the Logistics Group for whom the Seconded Services related to such expenses were performed, except that expenses related to activities that benefit both the Andeavor Group and the Logistics Group shall be shared in accordance with the Allocation Percentage (or such other allocation as may be agreed between the affected Parties); and

(ii) the taxes described in Section 3(b)(xv) shall be reimbursable in full by the Secondment Recipient.

(e) Allocations for Operational Services. The Parties shall determine an average amount of costs and expenses expected to be incurred for performance of Operational Services, (whether Logistics Services and Andeavor Services) based upon historical employee time spent on performing such services, the level of employees performing such Operational Services, the compensation factors outlined in Sections 3(b), (c) and (d) above, any anticipated changes in the nature and level of Operational Services to be performed and any other reasonable factors used to determine the correct amount of reimbursement to cover the Secondment Provider’s costs of providing such Operational Services. Such amounts shall be fixed as a flat monthly fee for performance of each type of Operational Services at each Facility, and such flat monthly fee shall be invoiced and paid as provided in Section 3(a) above. The initial reimbursable fees payable for such Operational Services shall be as provided on Service Schedules executed by the Parties, which fees shall be increased on July 1 of each year of the Term, commencing on July 1, 2015, by a percentage equal to the greater of zero or the positive change, if any, in the CPI-U (All Urban Consumers) for the prior calendar year, as reported by the U.S. Bureau of Labor Statistics, and rounded to the nearest one-tenth (1/10) of one percent (1%). The Parties shall periodically, but not less than annually, review the existing fee structure for each Operational Service, to determine if it accurately reflects the actual costs and expenses incurred by the Secondment Provider in performing such Operational Services, and the Parties shall negotiate in good faith and make such adjustments as are appropriate to cause the fees for each such Operational Service to reflect the Secondment Provider’s actual costs and expenses in providing the Operational Services. In the event that the level of Operational Services are increased during any month above the anticipated levels used to determine the flat monthly fee, or if the

Secondment Provider incurs any travel expense or other specific identifiable reimbursable expenses associated with providing Operational Services that are not included in the factors used to calculate flat monthly fees, then the Parties shall negotiate in good faith to determine an additional amount that the Secondment Provider may charge during such month to cover its increased costs of providing Operational Services during such month.

(f) Where it is not reasonably practicable to determine the amount of any such cost or expense described above, the Andeavor Group and the General Partner shall mutually agree on the method of determining or estimating such cost or expense, which may include the application of an agreed percentage benefit load to a Seconded Employee’s salary and wages in order to value certain of the benefits listed above. If the actual amount of any cost or expense, once known, varies from the estimate used for billing purposes hereunder, the difference, once determined, shall be reflected and adjusted in such manner as may be agreed upon between the Andeavor Group and the General Partner at the time such variance is identified.

4. FACILITIES, EQUIPMENT AND OFFICES

(a) Materials, Equipment and Supplies. Either Group may supply or provide contract labor, materials, equipment and supplies (collectively “Work”) associated with Logistics Services or Andeavor Services. In addition, a Party may incur costs and expenses relating to permits, licenses, utilities, communications, consultants, security, and similar matters that are related to Logistics Services or Andeavor Services. Where applicable and agreed upon among the affected Parties, such Work may be provided by a third party under such third party’s contract with one Party for the benefit and account of another Party hereto, such that a contract entered into by a member of the Andeavor Group may cover Work provided for the account and benefit of a member of the Logistics Group, and vice versa. In such instances, the Party named in the applicable contract shall administer the Work being performed under the contract as a representative of the Party for whose account and benefit the Work is being performed, and the management and supervision of such Work shall be by the Party for whose account and benefit the Work is being performed, with employees responsible for such management and supervision being seconded, as otherwise provided herein. Such management and supervision by seconded employees shall be Seconded Services hereunder. The Work must be approved by a person who has the authority delegated to approve the nature of the Work and the allocated costs and expenses of providing such items on behalf of the Party for whose account and benefit the Work is being performed, in accordance with the applicable policies and procedures of such Party. The Parties shall establish procedures whereby the costs and expenses of providing such items are allocated to and paid by the Parties in accordance with the extent to which each Party realizes the benefit of each such item. If one Party incurs the costs and expenses for any such item that is used solely for the benefit of another Party, then the Party that pays for such item shall be entitled to reimbursement from the Party who received the benefit of such item. If any items benefit both the Andeavor Group and the Logistics Group, then the Group who incurs the costs and expenses associated with such items shall be entitled to reimbursement from the other Group in proportion to the benefits received by each Group from the incurrence of such costs and expenses. The Parties shall negotiate such allocations in good faith with respect to each such item at the time the reimbursement is determined. For items that are associated with Operational Expenses, the allocation may be included in the flat monthly fees reflected on the Service Schedules.

(b) The Andeavor Group or the Logistics Group may from time to time utilize contractors (“Contractors”), in addition to Seconded Employees, to provide certain Operational Services, Specialized Services Other Services or Andeavor Services, as provided in the Agreement, as further set forth in Section 4(a) above. In such instances, the Contractors shall be subcontracted to the Party for whose benefit the Work is being performed during the period while they are performing such Work. The provisions of the Agreement shall apply to such Contractors to the same extent that they would apply if they were Seconded Employees, except as provided herein. In no event shall such subcontracting relationship cause the subcontracted personnel to become employees of any member of either the Andeavor Group or the Logistics Group, and such personnel shall remain contractors of the member of the Group who has so engaged them and subcontractors of the Party for whom such services are performed and shall not be entitled to any additional compensation or benefits by reason of their subcontractor status. The provisions of the Agreement regarding the compensation and benefits of Seconded Employees shall not apply to Contractors. To the extent that Contractors are subcontracted to provide Operational Services listed on the Service Schedules attached to the Agreement, the compensation owed by the applicable Group for such services shall be included within the lump sum amounts specified for such Operational Services on the Services Schedule, and the Logistics Group shall not be required to pay any additional amounts for such Operational Services performed by contractors. In the event that Contractors provide additional Seconded Services, then the Group who engaged such Contractors shall be entitled to be reimbursed for its actual costs of providing such Contractors, as will be provided in Service Orders covering such services. The Parties recognize that the Logistics Group provides services to the Andeavor Group under various commercial agreements, and that the Logistics Group and the Partnership Group may from time to time enter into contracts whereby a member of one Group may provide particular services to the other Group, and may serve as a Contractor in doing so. A contractor of a Group shall not become a Contractor under this Section 4(b) for work performed in the course and scope of providing services under such other agreements and contracts.

(c) Use of Offices, Facilities and Equipment. The Parties may agree, pursuant to a Service Order, to allow employees and contractors of one Group (the “Licensee Group”) to have access to and utilize certain offices, facilities and equipment (the “Licensed Premises”) of the other Group (the “Licensor Group”) for purposes of conducting Operational Services. These Operational Services may include both Seconded Services and other services that are performed by employees of the Licensee Group related to its own Assets. In the event that the Parties so agree pursuant to a Service Order, the employees and contractors of the Licensee Group shall have a license to access and use those offices, facilities and equipment. All such access to and use of the Licensed Premises shall be subject to all rules, policies and procedures of the Licensor Party regarding access and use of the Licensed Premises and adjacent areas by its own employees and contractors, including all reasonable security requirements applicable to accessing the premises and any systems, technologies, or assets of the Licensor Group. The Licensor Group shall have the right to exclude access to any employee or contractor of the Licensee Group who is in violation of such rules, policies and procedures. The Licensor Group shall have the right to designate on the Service Order, the specific areas, facilities and equipment that are within the Licensed Premises, to restrict access to and use of any areas, facilities and equipment that are not included within the Licensed Premises, and to designate specific routes for ingress and egress to the Licensed Premises. Unless otherwise specified on such Service Order, access to office space shall include access to common parking areas, restrooms and break areas that are utilized by employees of the Licensor Group occupying areas included within or immediately adjacent to the Licensed Premises, together with use of computer servers, telephone lines, other communication equipment, copiers and similar office equipment that serve the Licensed Premises. The Licensor Group may charge the Licensee Group a fee for providing such access in amount to be mutually agreed upon between the Parties pursuant to the applicable Service Order. The identification of the Licensed Premises, the fees to be charged for use of such Licensed Premises and any other special provisions or restrictions regarding use and access of the Licensed Premises shall be set forth in Services Orders entered into between the Parties.

5. BOOKS AND RECORDS

The Parties shall keep books of account and other records, in reasonable detail and in accordance with generally accepted accounting principles and industry standards, consistently applied, with respect to the provision of the Seconded Services and the fees charged, as well as costs and expenses for Work, materials, equipment, supplies, communications, utilities and other charges that are charged by one Group to the other Group, including support for allocations. Allocations of Seconded Employee Expenses that are payable other than through flat monthly fees shall be documented by AFEs, Service Orders, Work Orders or other standard documentation to establish an Allocation Percentage and the amount of any reimbursable Seconded Employee Expenses. Books of account and other records shall be open for the Secondment Recipient’s inspection during normal business hours upon at least five (5) Business Days’ prior written notice for twelve (12) months following the end of the calendar year in which such Seconded Services were rendered. This inspection right will include the right of the Secondment Recipient to have its accountants or auditors review such books and records. If an audit reveals that the Secondment Recipient paid more than the applicable fees for any applicable audited period or service, the Secondment Provider shall reimburse the Secondment Recipient for any amounts overpaid together with interest at a rate equal to the prime rate of interest on the original due date published by The Wall Street Journal, accruing from the date paid by the Secondment Recipient to the date reimbursed by the Secondment Provider.

6. TERM; RENEWAL

This Agreement shall have a term beginning on October 30, 2017, and shall terminate on April 30, 2021 (the “Initial Term”). This Agreement may be extended by the Andeavor Group for up to two (2) renewal terms of five (5) years each (each, an “Extension Period,” and together with the Initial Term, the “Term”). To commence an Extension Period, the Andeavor Group shall provide written notice of its intent to the Logistics Group no less than ninety (90) days prior to the end of the Initial Term or the then-current Extension Period.

7. COVENANTS

(a) Access to Premises. In addition to the access to the Licensed Premises provided in Section 4 above, each Party shall give the other Parties reasonable access to its premises as may be required for the Seconded Employees to provide or receive the Seconded Services and other Work, as applicable, hereunder. Unless otherwise agreed to in writing by the Parties or in connection with use of the Licensed Premises, the Seconded Employees shall: (i) use the premises of the other Parties solely for the purpose of providing or receiving the Seconded Services and other Work and not to provide goods or services to or for the benefit of any third party or for any unlawful purpose; (ii) comply with all policies and procedures governing access to and use of such premises made known to such Party in advance, including all reasonable security requirements applicable to accessing the premises and any systems, technologies, or assets of the other Parties; (iii) instruct its employees and personnel, when visiting the premises, not to photograph or record, duplicate, remove, disclose, or transmit to a third party any of the other Parties’ Confidential Information, except as necessary to perform or receive the Seconded Services or Work; and (iv) return such space to the other Parties in the same condition it was in prior to such Party’s use of such space, ordinary wear and tear excepted.

(b) Data Back Up and Security. The Parties shall maintain industry standard data back up and recovery procedures, as well as an industry standard disaster avoidance and recovery plan, in connection with all of its systems used in performing the Seconded Services and Work. The Parties shall maintain and enforce physical, technical and logical security procedures with respect to the access and maintenance of any Confidential Information of the other Parties that is in the Secondment Provider’s possession, which procedures shall: (i) be at least equal to industry standards; (ii) be in full compliance with Applicable Law; and (iii) provide reasonably appropriate physical, technical and organizational safeguards against accidental or unlawful destruction, loss, alteration, unauthorized disclosure, theft or misuse.

(c) Taxes. The Secondment Recipient shall pay or cause to be paid all taxes, levies, royalties, assessments, licenses, fees, charges, surcharges and sums due of any nature whatsoever (other than income taxes, gross receipt taxes and similar taxes) imposed by any federal, state or local government that the Secondment Provider incurs on its behalf for the Seconded Services and Work provided by the Seconded Employees under this Agreement. If the Secondment Provider is required to pay any of the foregoing, the Secondment Recipient shall promptly reimburse the Secondment Provider in accordance with the payment terms set forth in this Agreement.

8. STANDARD OF PERFORMANCE

The Parties shall cause the Seconded Employees shall perform the Seconded Services, as applicable, using at least the same level of care, quality, timeliness, skill and adherence to applicable industry standards, in providing the Seconded Services, as applicable, as such Parties do in providing the Seconded Services to such Party’s subsidiaries and Affiliates.

9. TERMINATION

(a) Termination for Convenience. Any specific Operational Service provided by Seconded Employees from the Service Schedules may be terminated by the Secondment Recipient (each such specific Operational Service that has been terminated by the Secondment Recipient, a “Terminated Service”) upon ninety (90) days’ prior written notice to the Secondment Provider.

(b) Termination for Default.

(i)	A Party shall be in default under this Agreement if:

(A) the Party materially breaches any provision of this Agreement and such breach is not cured within fifteen (15) Business Days after notice thereof (which notice shall describe such breach in reasonable detail) is received by such Party; or

(B) the Party (I) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar Applicable Law, or has any such petition filed or commenced against it, (II) makes an assignment or any general arrangement for the benefit of creditors, (III) otherwise becomes bankrupt or insolvent (however evidenced) or (IV) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets.

(ii) If any of the Parties is in default as described above, then the non-defaulting Party may: (A) terminate this Agreement upon notice to the defaulting Parties; (B) withhold any payments due to the defaulting Parties under this Agreement; and/or (C) pursue any other remedy at law or in equity.

(c) Effect of Termination. Upon expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate; provided, however, that such termination shall not affect or excuse the performance of any Party (i) for any breach of this Agreement occurring prior to such termination, (ii) the payment of any amounts due but not yet payable under this Agreement, or (iii) under any of the following provisions of this Agreement that survive the termination of this Agreement indefinitely: Section 11; Section 15; and Section 16. Upon expiration or termination of this

Agreement or any Operational Service, each Party shall return to the other Party any equipment or other property or materials of such other Party (including but not limited to any materials containing Confidential Information) that are in the possession or control of such Party or any Seconded Employees (except to the extent they are required for use in connection with any non-terminated Operational Services provided by Seconded Employees).

10. RELATIONSHIP OF THE PARTIES AND TO OTHER AGREEMENTS

(a) This Agreement does not form a partnership or joint venture between the Parties. This Agreement does not make any member of the Andeavor Group an agent or a legal representative of any member of the Logistics Group or any member of the Logistics Group an agent or a legal representative of any member of the Andeavor Group. No member of the Andeavor Group shall assume or create any obligation, liability, or responsibility, expressed or implied, on behalf of or in the name of any member of the Logistics Group in connection with the transactions contemplated by this Agreement, except as specifically provided herein. No member of the Logistics Group shall assume or create any obligation, liability or responsibility, expressed or implied, on behalf of or in the name of any member of the Andeavor Group in connection with the transactions contemplated by this Agreement, except as specifically provided herein.

(b) Except for the Original Secondment Agreement, as previously amended, this Agreement does not amend or supersede any other agreements between the Parties that may relate to reimbursement or indemnities for costs and expenses, including the Fourth Amended and Restated Omnibus Agreement and the various commercial agreements between the Parties.

11. INDEMNIFICATION

(a) Indemnification by the Andeavor Group. The Andeavor Group, jointly and severally, shall indemnify and hold harmless the Logistics Group, and the officers, directors, employees, agents and representatives of each member of the Logistics Group (collectively, the “Logistics Group Indemnified Parties”) from and against all Claims, and upon demand by the Logistics Group, shall protect and defend the Logistics Group Indemnified Parties from the same, alleged, asserted or suffered by or arising in favor of any Person, and shall pay any and all judgments or settlements of any kind or nature (to include interest) as well as court costs, reasonable attorneys’ fees and expenses, and any expenses incurred in enforcing this indemnity provision (each a “Loss” and collectively, “Losses”), incurred by, imposed upon or rendered against one or more of the Logistics Group Indemnified Parties, whether based on contract, or tort, or pursuant to any statute, rule or regulation, and regardless of whether the Claims are foreseeable or unforeseeable, all to the extent that such Losses are in respect of or arise from (i) breaches by the Andeavor Group of this Agreement, or (ii) Claims by a third-party relating to (A) breaches by the Andeavor Group of this Agreement or (B) the Andeavor Group’s negligence, willful misconduct or violation of law in connection with the performance of the Logistics Services, PROVIDED THAT THE ANDEAVOR GROUP SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS THE LOGISTICS GROUP INDEMNIFIED PARTIES FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE BREACH OF CONTRACT, STRICT LIABILITY OR THE NEGLIGENT ACTS, ERRORS, OMISSIONS OR WILLFUL MISCONDUCT OF ANY LOGISTICS GROUP INDEMNIFIED PARTY. THE INDEMNITIES UNDER THIS SECTION 11(a) SHALL NOT APPLY TO CLAIMS OR LOSSES THAT ARE CAUSED BY ACTIONS OR OMISSIONS OF ANDEAVOR SECONDED EMPLOYEES WHILE ACTING IN THE COURSE OF SECONDMENT TO THE LOGISTICS GROUP.

(b) Indemnification by the Logistics Group. The Logistics Group shall indemnify and hold harmless the Andeavor Group, and the officers, directors, employees, agents and representatives of the Andeavor Group (collectively, the “Andeavor Group Indemnified Parties”) from and against all Claims, and upon demand by the Andeavor Group, shall protect and defend the Andeavor Group Indemnified Parties from the same, alleged, asserted or suffered by or arising in favor of any Person, and shall pay any and all Losses incurred by, imposed upon or rendered against one or more of the Andeavor Group Indemnified Parties, whether based on contract, or tort, or pursuant to any statute, rule or regulation, and regardless of whether the Claims are foreseeable or unforeseeable, all to the extent that such Losses are in respect of or arise from (i) breaches by the Logistics Group of this Agreement or (ii) Claims by a third-party relating to (A) breaches by the Logistics Group of this Agreement or (B) the Logistics Group’s negligence, willful misconduct or violation of law in connection with the performance of the Andeavor Services, PROVIDED THAT THE LOGISTICS GROUP SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS THE ANDEAVOR GROUP INDEMNIFIED PARTIES FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE BREACH OF CONTRACT, STRICT LIABILITY OR THE NEGLIGENT ACTS, ERRORS, OMISSIONS OR WILLFUL MISCONDUCT OF ANY ANDEAVOR GROUP INDEMNIFIED PARTY. THE INDEMNITIES UNDER THIS SECTION 11(b) SHALL NOT APPLY TO CLAIMS OR LOSSES THAT ARE CAUSED BY ACTIONS OR OMISSIONS OF LOGISTICS SECONDED EMPLOYEES WHILE ACTING IN THE COURSE OF SECONDMENT TO THE LOGISTICS GROUP.

(c) The indemnifying Parties agree that, notwithstanding anything to the contrary contained in Sections 11(a) and 11(b):

(i) the Secondment Recipient shall indemnify and hold harmless the Secondment Provider and its officers, directors, employees, agents and representatives from and against any and all Losses and Claims brought or raised by any individual who is, or at one time was, a Seconded Employee relating to any act or omission of the Secondment Recipient, its officers, directors, employees, agents or representatives, including, without limitation, workers’ compensation, discrimination, harassment, constructive dismissal, wages paid and hours worked, or any other employment-related Claim; and

(ii) the Secondment Provider shall indemnify and hold harmless the Secondment Recipient and its officers, directors, employees, agents and representatives from and against any and all Losses and Claims brought or raised by any individual who is, or at one time was, a Seconded Employee relating to any act or omission of the Secondment Provider, its officers, directors, employees, agents or representatives, including, without limitation, workers’ compensation, discrimination, harassment, constructive dismissal, wages paid and hours worked, or any other employment-related Claim.

(d) Indemnification Procedure. The indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a Claim for indemnification under this Section 11, it will provide notice thereof in writing to the indemnifying Party, specifying the nature of and specific basis for such Claim.

(i) The indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any Claims brought against the indemnified Party that are covered by the indemnification under this Section 11, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such Claim or any matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the indemnified Party unless it includes a full release of the indemnified Party from such Claim.

(ii) The indemnified Party agrees to cooperate fully with the indemnifying Party, with respect to all aspects of the defense of any Claims covered by the indemnification under this Section 11 including, without limitation, the prompt furnishing to the indemnifying Party of any correspondence or other notice relating thereto that the indemnified Party may receive, permitting the name of the indemnified Party to be utilized in connection with such defense, the making available to the indemnifying Party of any files, records or other information of the indemnified Party that the indemnifying Party considers relevant to such defense and the making available to the indemnifying Party of any employees of the indemnified Party; provided, however, that in connection therewith the indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the indemnified Party and further agrees to maintain the confidentiality of all files, records, and other information furnished by the indemnified Party pursuant to this Section 11(d). In no event shall the obligation of the indemnified Party to cooperate with the indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the indemnified Party an obligation to hire and pay for counsel in connection with the defense of any Claims covered by the indemnification set forth in this Section 11; provided, however, that the indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The indemnifying Party agrees to keep any such counsel hired by the indemnified Party informed as to the status of any such defense, but the indemnifying Party shall have the right to retain sole control over such defense.

(iii) In determining the amount of any loss, cost, damage or expense for which the indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the indemnified Party as a result of such Claim and (ii) all amounts recovered by the indemnified Party under contractual indemnities from third Persons.

(e) Limitation on Liability. Notwithstanding anything to the contrary contained herein, no Party shall be liable or responsible to another Party or such other Party’s Affiliates for any consequential, incidental, or punitive damages, or for loss of profits or revenues (collectively referred to as “special damages”) incurred by such Party or its Affiliates that arise out of or relate to this Agreement, regardless of whether any such Claim arises under or results from contract, tort, or strict liability; provided that the foregoing limitation is not intended and shall not affect special damages imposed in favor of unaffiliated Persons that are not Parties to this Agreement.

12. FORCE MAJEURE

(a) Notice. A Secondment Provider’s obligations under this Agreement may be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure. As soon as possible upon the occurrence of a Force Majeure, the affected Secondment Provider shall provide the Secondment Recipient with written notice of the occurrence of such Force Majeure (a “Force Majeure Notice”). The Secondment Provider shall identify in such Force Majeure Notice the approximate length of time that it reasonably believes in good faith such Force Majeure shall continue. During the period of the Force Majeure event, the Seconded Employees shall be excused from the performance with respect to its obligations related to the provision of the applicable Seconded Service(s) hereunder, but only to the extent that such Force Majeure event actually precludes such Seconded Employees from providing each Seconded Service. The Secondment Recipient shall not be required to pay fees for any affected Seconded Services during the period while its performance is precluded by the Force Majeure. The Secondment Provider shall use commercially reasonable efforts to mitigate and to overcome the effects of such event or circumstances and shall resume performance of its obligations as soon as practicable and shall continue to perform all Seconded Services that are not precluded by the Force Majeure.

(b) Continuation. If a Force Majeure preventing performance of any of the Seconded Services hereunder continues for twelve (12) consecutive months or more, a Party shall have the right to terminate its obligations under this Agreement with respect to the applicable Seconded Service suspended by such Force Majeure.

13. ASSIGNMENT; PARTNERSHIP CHANGE OF CONTROL

(a) Assignment. Neither the Logistics Group nor the Andeavor Group may assign this Agreement without the prior written consent of the other Group; provided, however, that a Party may subcontract any of the Seconded Services and Work provided hereunder so long as such Seconded Services and Work continue to be provided in a manner consistent with past practices and industry standards and in accordance with Section 8 above. Notwithstanding the foregoing, the Logistics Group shall be permitted to make a collateral assignment of this Agreement solely to secure financing for TLO. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

(b) Partnership Change of Control. The Andeavor Group may terminate this Agreement upon a Partnership Change of Control. The Logistics Group shall provide the Andeavor Group with notice of any Partnership Change of Control at least sixty (60) days prior to the effective date thereof.

14. NOTICE

All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (i) if by transmission by hand delivery, when delivered; (ii) if mailed via the official governmental mail system, five (5) Business Days after mailing, provided said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; (iii) if mailed by an internationally recognized overnight express mail service such as Federal Express, UPS, or DHL Worldwide, one (1) Business Day after deposit therewith prepaid; or (iv) by e-mail one (1) Business Day after delivery with receipt confirmed. All notices will be addressed to the Parties at the respective addresses as follows:

If to the Andeavor Group:

Andeavor

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

Attn: General Counsel

Facsimile: (210) 745-4494

If to Logistics Group:

Andeavor Logistics LP

c/o Tesoro Logistics GP, LLC, its General Partner

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

Attn: General Counsel

Facsimile: (210) 745-4494

or to such other address or to such other Person as either Party will have last designated by notice to the other Party.

15. CONFIDENTIAL INFORMATION

(a) Obligations. Each Party shall use reasonable efforts to retain the other Parties’ Confidential Information in confidence and not disclose the same to any third party nor use the same, except as authorized by the disclosing Party in writing or as expressly permitted in this Section 15. Each Party further agrees to take the same care with another Party’s Confidential Information as it does with its own, but in no event less than a reasonable degree of care. Excepted from these obligations of confidence and non-use is that information which:

(i) is available, or becomes available, to the general public without fault of the receiving Party;

(ii) was in the possession of the receiving Party on a non-confidential basis prior to receipt of the same from the disclosing Party (it being understood, for the avoidance of doubt, that this exception shall not apply to information of the Logistics Group that was in the possession of the Andeavor Group or any of its Affiliates as a result of their ownership or operation of the Logistics Assets prior to the date hereof);

(iii) is obtained by the receiving Party without an obligation of confidence from a third party who is rightfully in possession of such information and, to the receiving Party’s knowledge, is under no obligation of confidentiality to the disclosing Party; or

(iv) is independently developed by the receiving Party without reference to or use of the disclosing Party’s Confidential Information.

For the purpose of this Section 15, a specific item of Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by, or underlies, more general information in the public domain or in the possession of the receiving Party.

(b) Required Disclosure. Notwithstanding Section 15(a) above, if the receiving Party becomes legally compelled to disclose the Confidential Information by a court, Governmental Authority or Applicable Law, or is required to disclose by the listing standards of the New York Stock Exchange, any of the disclosing Party’s Confidential Information, the receiving Party shall promptly advise the disclosing Party of such requirement to disclose Confidential Information as soon as the receiving Party becomes aware that such a requirement to disclose might become effective, in order that, where possible, the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the disclosing Party’s Confidential Information that it is required to disclose and shall cooperate with the disclosing Party in allowing the disclosing Party to obtain such protective order or other relief.

(c) Return of Information. Upon written request by the disclosing Party, all of the disclosing Party’s Confidential Information in whatever form shall be returned to the disclosing Party upon termination of this Agreement or destroyed with destruction certified by the receiving Party, without the receiving Party retaining copies thereof except that one copy of all such Confidential Information may be retained by a Party’s legal department solely to the extent that such Party is required to keep a copy of such Confidential Information pursuant to Applicable Law and the receiving Party shall be entitled to retain any Confidential Information in the electronic form or stored on automatic computer back-up archiving systems during the period such backup or archived materials are retained under such Party’s customary procedures and policies; provided, however, that any Confidential Information retained by the receiving Party shall be maintained subject to confidentiality pursuant to the terms of this Section 15, and such archived or back-up Confidential Information shall not be accessed except as required by Applicable Law.

(d) Receiving Party Personnel. The receiving Party will limit access to the Confidential Information of the disclosing Party to those of its employees, attorneys and contractors that have a need to know such information in order for the receiving Party to exercise or perform its rights and obligations under this Agreement (the “Receiving Party Personnel”). The Receiving Party Personnel who have access to any Confidential Information of the disclosing Party will be made aware of the confidentiality provision of this Agreement, and will be required to abide by the terms thereof. Seconded Employees who receive or access any Confidential Information of a Secondment Recipient shall be bound to protect such Confidential Information to the same extent and in the same manner as if they received or accessed such Confidential Information as direct employees of the Secondment Recipient, and they shall be representatives of the Secondment Recipient with respect to use or disclosure of the Confidential Information so received or accessed. Any third party contractors that are given access to Confidential Information of a disclosing Party pursuant to the terms hereof shall be required to sign a written agreement pursuant to which such Receiving Party Personnel agree to be bound by the provisions of this Agreement, which written agreement will expressly state that it is enforceable against such Receiving Party Personnel by the disclosing Party.

(e) Survival. The obligation of confidentiality under this Section 15 shall survive the termination of this Agreement for a period of two (2) years.

16. MISCELLANEOUS

(a) Modification; Waiver. This Agreement may be terminated, amended or modified only by a written instrument executed by the Parties. Any of the terms and conditions of this Agreement may be waived in writing at any time by a Party entitled to the benefits thereof. No waiver of any of the terms and conditions of this Agreement, or any breach thereof, will be effective unless in writing signed by a duly authorized individual on behalf of the Party against which the waiver is sought to be enforced. No waiver of any term or condition or of any breach of this Agreement will be deemed or will constitute a waiver of any other term or condition or of any later breach (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

(b) Integration. This Agreement, together with the Service Orders, Service Schedules and the other agreements executed on the date hereof in connection with the other documents executed among the Parties on the date of the Fourth Amended and Restated Omnibus Agreement, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith. In the event of a conflict of provisions of this Agreement and the Fourth Amended and Restated Omnibus Agreement or amendments thereto, the provisions of the Fourth Amended and Restated Omnibus Agreement, as it may be amended, shall prevail with respect to issues related to the contribution of the assets described therein, but not with respect to the Seconded Services provided as set forth in this Agreement.

(c) Construction and Interpretation. In interpreting this Agreement, unless the context expressly requires otherwise, all of the following apply to the interpretation of this Agreement:

(i) Preparation of this Agreement has been a joint effort of the Parties and the resulting Agreement shall not be construed against one of the Parties as the drafting Party.

(ii) Plural and singular words each include the other.

(iii) Masculine, feminine and neutral genders each include the others.

(iv) The word “or” is not exclusive and includes “and/or.”

(v) The words “includes” and “including” are not limiting.

(vi) References to the Parties include their respective successors and permitted assignees.

(vii) The headings in this Agreement are included for convenience and do not affect the construction or interpretation of any provision of, or the rights or obligations of a Party under, this Agreement.

(d) Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Texas without giving effect to its conflict of laws principles. Each Party hereby irrevocably submits to the exclusive jurisdiction of any federal court of competent jurisdiction situated in the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Bexar County, Texas. The Parties expressly and irrevocably submit to the jurisdiction of said Courts and irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such Courts, irrevocably waive any claim that any such action, suit or proceeding brought in any such Court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such Claim, action, suit or proceeding brought in any such Court, that such Court does not have jurisdiction over such Party. The Parties hereby irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Texas. Nothing contained herein shall affect the right to serve process in any manner permitted by law.

(e) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.

(f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid and effective under Applicable Law, but if any provision of this Agreement or the application of any such provision to any person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(g) No Third Party Beneficiaries. Except as specifically provided herein, including as set forth in Section 11, it is expressly understood that the provisions of this Agreement do not impart enforceable rights in anyone who is not a Party or successor or permitted assignee of a Party.

(h) WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY PERFORMANCE OR FAILURE TO PERFORM OF ANY OBLIGATION HEREUNDER.

(i) Schedules and Amendment of Schedules. Each of the Service Schedules referred to herein and made subject to a cover page in the form of Exhibit A that is separately executed by the Parties effective as of the date of this Agreement is hereby incorporated in and made a part of this Agreement as if set forth in full herein. The Parties may amend and restate the Schedules at any time without otherwise amending or restating this Agreement by the execution by all of the Parties of a cover page to the amended Schedules in the form attached hereto as Exhibit A. Such amended and restated Schedules shall replace the prior Schedules as of the date of execution of the cover page and shall be incorporated by reference into this Agreement for all purposes.

(j) Original Secondment Agreement. This Agreement supersedes the Original Secondment Agreement, as previously amended, in its entirety and the Parties agree that the terms and provisions of this Agreement replace the terms and provisions of the Original Secondment Agreement, which is no longer in effect, as of the date hereof. Any references in any other agreements between the Parties and any of their Affiliates that reference the Original Secondment Agreement or the predecessor Operational Services Agreement, shall be deemed to refer to this Agreement as its successor.

[Signatures of the Parties follow on the next page.]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.

ANDEAVOR GROUP:

ANDEAVOR

TESORO COMPANIES, INC

TESORO REFINING & MARKETING COMPANY LLC

TESORO ALASKA COMPANY LLC

CARSON COGENERATION COMPANY

TESORO GREAT PLAINS HOLDINGS COMPANY LLC

TESORO GREAT PLAINS MIDSTREAM LLC

TESORO GREAT PLAINS GATHERING & MARKETING LLC

BAKKENLINK PIPELINE LLC

ND LAND HOLDINGS LLC

DAKOTA PRAIRIE REFINING COMPANY

WESTERN REFINING INC.

WESTERN REFINING SOUTHWEST, INC.

WESTERN REFINING GP, LLC, individually and on behalf of WESTERN REFINING COMPANY, L.P.

NT INTERHOLD CO LLC

NORTHERN TIER ENERGY GP LLC, individually and on behalf of NORTHERN TIER ENERGY LP

NORTHERN TIER ENERGY LLC

ST. PAUL PARK REFINING CO. LLC

NORTHERN TIER OIL TRANSPORT LLC

WESTERN REFINING CONAN GATHERING HOLDINGS, LLC

WESTERN REFINING CONAN GATHERING, LLC

WESTERN REFINING DELAWARE BASIN STORAGE, LLC

By: /s/ Gregory J. Goff
Gregory J. Goff
President

KENAI PIPE LINE COMPANY

By: /s/ Cynthia J. Warner
Cynthia J. Warner
President

LOGISTICS GROUP:

TESORO LOGISTICS GP, LLC, individually and on behalf of ANDEAVOR LOGISTICS LP

TESORO LOGISTICS OPERATIONS LLC

TESORO LOGISTICS PIPELINES LLC

TESORO HIGH PLAINS PIPELINE COMPANY LLC

TESORO LOGISTICS NORTHWEST PIPELINE LLC

TESORO ALASKA PIPELINE COMPANY LLC

TESORO SOCAL PIPELINE COMPANY LLC

TESORO ALASKA TERMINALS LLC

ANDEAVOR FIELD SERVICES, LLC

ANDEAVOR MIDSTREAM PARTNERS GP, LLC

ANDEAVOR MIDSTREAM PARTNERS OPERATING, LLC

ANDEAVOR GATHERING I, LLC

RENDEZVOUS PIPELINE COMPANY, LLC

GREEN RIVER PROCESSING, LLC

By: /s/ Steven M. Sterin
Steven M. Sterin
President and Chief Financial Officer

WESTERN REFINING LOGISTICS GP, LLC, individually and on behalf of WESTERN REFINING LOGISTICS, LP

WNRL ENERGY GP, LLC

WESTERN REFINING PIPELINE, LLC

WESTERN REFINING WHOLESALE, LLC

WESTERN REFINING TERMINALS, LLC,

WESTERN REFINING PRODUCT TRANSPORT, LLC

By: /s/ Steven M. Sterin
Steven M. Sterin
Executive Vice President and Chief Financial Officer

Execution Version

EXHIBIT A

FORM OF COVER PAGE FOR

AMENDMENT AND RESTATEMENT OF SERVICE SCHEDULES

TO SECONDMENT AND SERVICES AGREEMENT

A First Amended and Restated Secondment and Services Agreement was executed as of October 30, 2017 (the “Secondment Agreement”), among the following Parties:

Andeavor Group:

Andeavor, a Delaware corporation (“AND”), Tesoro Companies, Inc., a Delaware corporation (“TCI”), Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), Tesoro Alaska Company LLC, a Delaware limited liability company (“TAC”), Carson Cogeneration Company, a Delaware corporation (CCC), Tesoro Great Plains Holdings Company LLC (“TGPH”), Tesoro Great Plains Midstream LLC (“TGPM”), Tesoro Great Plains Gathering & Marketing LLC (“TGPGM”) a Delaware limited liability company, BakkenLink Pipeline LLC (“BLP”), a Delaware limited liability company, ND Land Holdings LLC (“NDLH”), a Delaware limited liability company and Dakota Prairie Refining Company (“DPR”), a Delaware limited liability company;

Western Refining Inc, a Delaware corporation (“WRI”); Western Refining GP, LLC, a Delaware limited liability company (“WRGP”); Western Refining Southwest, Inc. an Arizona corporation (“WRSW”); Western Refining Company, L.P., a Delaware limited partnership (“WRLP”); NT InterHold Co LLC, a Delaware limited liability company (“NTI”); Northern Tier Energy GP LLC, a Delaware limited liability company (“NTEGP”); Northern Tier Energy LP, a Delaware limited partnership (“NTELP”), Northern Tier Energy LLC, a Delaware limited partnership (“NTE”); St. Paul Park Refining Co. LLC, a Delaware limited liability company (“SPPR”); Northern Tier Oil Transport LLC(“NTOT”), a Delaware limited liability company; Western Refining Conan Gathering Holdings, LLC, a Delaware limited liability company; (“WRCGH”)Western Refining Conan Gathering, LLC, a Delaware limited liability company (“WRCG”); Western Refining Delaware Basin Storage, LLC, a Delaware limited liability company(“WRDBS”) and, together with TCI, TRMC, TAC, CCC, TGPH, TGPM, BLP and NDLH, WRI, WRGP, WRSW, WRLP, NTI, NTEGP, NTELP, NTE, SPPR, NTOT, WRCGH, WRCG and WRDBS the “Andeavor Group”),

Logistics Group:

Andeavor Logistics LP (ANDX), a Delaware limited partnership, Tesoro Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), Tesoro Logistics Operations LLC, a Delaware limited liability company (“TLO”), Tesoro Logistics Pipelines LLC, a Delaware limited liability company (“TLP”), Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company (“THPPC”), Tesoro Logistics Northwest Pipeline LLC, a Delaware limited liability company (“TLNP”), Tesoro Alaska Pipeline Company LLC, a Delaware limited liability company, (“TAPL”) Tesoro SoCal Pipeline Company LLC, a Delaware limited liability company (“TSC”), Tesoro Alaska Terminals LLC, (“TAT”), Andeavor Field Services, LLC, a Delaware limited liability company (“AFS”), Andeavor Midstream Partners GP, LLC, a Delaware limited liability company (“Andeavor GP”), Andeavor Midstream Partners Operating, LLC, a Delaware limited liability company (“Andeavor OpCo”), Andeavor Gathering I, LLC, a Delaware limited liability company (“AGI”), Rendezvous Pipeline Company, LLC, a Colorado limited liability company (“Rendezvous”), Green River Processing, LLC, a Delaware limited liability company (“GRP”), and

Exhibit A

Western Refining Logistics, LP, a Delaware limited partnership (“WRL”); Western Refining Logistics GP, LLC (“WNRLGP”), a Delaware limited liability company ; WNRL Energy GP, LLC, a Delaware limited liability company (“WNRLEGP”), Western Refining Pipeline, LLC, a New Mexico limited liability company (“WRP”); Western Refining Wholesale, LLC, a Delaware limited liability company (“WRW”); Western Refining Terminals, LLC, a Delaware limited liability company (“WRT”); Western Refining Product Transport, LLC, a Delaware limited liability company (“WRPT”), and together with APC, ANDX, the General Partner, TLO, TLP, THPPC, TLNP, TAPL, SoCal Pipeline, TAT, Andeavor FS, Andeavor GP, Andeavor OpCo, Andeavor Gathering, Rendezvous, GRP, TRG, UFS, WRL, WNRLGP, WNRLEGP, WRP, WRW, WRT and WRPT the “Logistics Group”).

Capitalized terms not otherwise defined in this document shall have the terms set forth in the Secondment Agreement.

The Parties agree that the Service Schedules are hereby amended and restated in their entirety as of the date hereof to be as attached hereto. Pursuant to Section 16(j) of the First Amended and Restated Secondment Agreement, such amended and restated Service Schedules shall replace the prior Service Schedules as of the date hereof and shall be incorporated by reference into the Secondment Agreement for all purposes.

Executed as of                             , 20                    .

ANDEAVOR GROUP:

ANDEAVOR

TESORO COMPANIES, INC

TESORO REFINING & MARKETING COMPANY LLC

TESORO ALASKA COMPANY LLC

CARSON COGENERATION COMPANY

TESORO GREAT PLAINS HOLDINGS COMPANY LLC

TESORO GREAT PLAINS MIDSTREAM LLC

TESORO GREAT PLAINS GATHERING & MARKETING LLC

BAKKENLINK PIPELINE LLC

ND LAND HOLDINGS LLC

DAKOTA PRAIRIE REFINING COMPANY

WESTERN REFINING INC.

WESTERN REFINING SOUTHWEST, INC.

WESTERN REFINING GP, LLC, individually and on behalf of WESTERN REFINING COMPANY, L.P.

NT INTERHOLD CO LLC

NORTHERN TIER ENERGY GP LLC, individually and on behalf of NORTHERN TIER ENERGY LP

NORTHERN TIER ENERGY LLC

ST. PAUL PARK REFINING CO. LLC

NORTHERN TIER OIL TRANSPORT LLC

WESTERN REFINING CONAN GATHERING HOLDINGS, LLC

WESTERN REFINING CONAN GATHERING, LLC

WESTERN REFINING DELAWARE BASIN STORAGE, LLC

By:
Name:
Title:

KENAI PIPE LINE COMPANY

By:
Name:
Title:

LOGISTICS GROUP:

TESORO LOGISTICS GP, LLC, individually and on behalf of ANDEAVOR LOGISTICS LP

TESORO LOGISTICS OPERATIONS LLC

TESORO LOGISTICS PIPELINES LLC

TESORO HIGH PLAINS PIPELINE COMPANY LLC

TESORO LOGISTICS NORTHWEST PIPELINE LLC

TESORO ALASKA PIPELINE COMPANY LLC

TESORO SOCAL PIPELINE COMPANY LLC

TESORO ALASKA TERMINALS LLC

ANDEAVOR FIELD SERVICES, LLC

ANDEAVOR MIDSTREAM PARTNERS GP, LLC

ANDEAVOR MIDSTREAM PARTNERS OPERATING, LLC

ANDEAVOR GATHERING I, LLC

RENDEZVOUS PIPELINE COMPANY, LLC

GREEN RIVER PROCESSING, LLC

By:
Name:
Title:

WESTERN REFINING LOGISTICS GP, LLC, individually and on behalf of WESTERN REFINING LOGISTICS, LP

WNRL ENERGY GP, LLC

WESTERN REFINING PIPELINE, LLC

WESTERN REFINING WHOLESALE, LLC

WESTERN REFINING TERMINALS, LLC,

WESTERN REFINING PRODUCT TRANSPORT, LLC

By:
Name:
Title: